Exhibit 99.1

MGM RESORTS INTERNATIONAL REPORTS THIRD QUARTER FINANCIAL AND

OPERATING RESULTS

Las Vegas, Nevada, November 8, 2017 – MGM Resorts International (NYSE: MGM) (“MGM Resorts” or the “Company”) today reported financial results for the quarter ended September 30, 2017.

“We delivered excellent third quarter results across all key metrics, resulting in diluted earnings per share of $0.26 and double-digit growth in net revenues and Adjusted EBITDA — a strong affirmation of the strategies we have implemented to drive profitability and increase operational efficiency,” said Jim Murren, Chairman & CEO of MGM Resorts. “We continue to stimulate increased demand by leveraging our unique portfolio of offerings, including sports and entertainment events and a strong convention business, while maximizing profits throughout the entire enterprise. Our strong business model and prominent position in key markets give us confidence in our long-term fundamentals and ability to continue driving shareholder value.”

“We again wish to thank our employees and first responders – including the men and women who acted heroically –for their incredible acts of compassion and courage during the tragic and senseless events of October 1st, a date we will not forget. We are grateful to our loyal guests, partners and the many corporate and civic leaders who have stood beside us during the most challenging of days.  We remember all those we lost and continue to pray for those who are working toward recovery,” said Mr. Murren.

Financial Highlights:

•

Diluted earnings per share for the third quarter of 2017 of $0.26, compared to $0.93 in the prior year quarter, which included a benefit of $0.60 related to a $430 million gain on the Borgata acquisition and a $0.20 charge related to the NV Energy exit. The third quarter of 2017 included a non-cash charge of $38 million ($0.07 per share) related to foreign tax credit valuation while the prior year quarter included a net non-cash benefit of $133 million ($0.23 per share) related to foreign tax credit valuation and remeasurement of Macau deferred tax liabilities;

•

Net revenues increase of 18% over the prior year quarter at the Company’s domestic resorts to $2.2 billion and an increase of 4% on a same-store basis, excluding contributions from Borgata and MGM National Harbor;

•	REVPAR(1) growth of 4.2% over the prior year quarter at the Company’s Las Vegas Strip resorts;
•	Operating income of $546 million at the Company’s domestic resorts, an 82% increase over the prior year quarter, which included $139 million related to the NV Energy exit expense;
•	Net income attributable to MGM Resorts of $149 million, compared to $536 million in the prior year quarter, which included a $430 million gain on the Borgata acquisition;
•	Adjusted Property EBITDA(2) growth of 25% over the prior year quarter to $714 million at the Company’s domestic resorts, and an increase of 12% on a same-store basis;
•	Same-store operating margin of 25.8% in the current quarter at the Company’s domestic resorts, an increase of 987 basis points compared to the prior year quarter;
•	Same-store Adjusted Property EBITDA margin of 33.0% at the Company’s domestic resorts, an increase of 241 basis points compared to the prior year quarter;
•

MGM China operating income of $35 million compared to $84 million in the prior year quarter, and Adjusted EBITDA of $118 million, a 21% decrease compared to the prior year quarter; and a 2% increase compared to the second quarter of 2017;

•	CityCenter operating income of $51 million and Adjusted EBITDA of $107 million, a 17% increase in Adjusted EBITDA compared to the prior year quarter; and
•	Over $500 million returned to shareholders through buybacks and dividends year to date.

Certain Items Affecting Third Quarter Results

The following table lists certain other items that affect the comparability of the current and prior year quarterly results (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Three Months Ended September 30,	2017	2016
NV Energy exit expense	$—	$(0.18)
Preopening and start-up expenses	(0.03)	(0.03)
Property transactions, net	(0.01)	—
Gain on Borgata Transaction	—	0.60
Income from unconsolidated affiliates:
CityCenter NV Energy exit expense	—	(0.02)
Non-operating expense:
Loss on retirement of long-term debt	(0.04)	(0.02)

Domestic Resorts

Casino revenue for the third quarter of 2017 increased 32% compared to the prior year quarter, due primarily to the acquisition of the Borgata Hotel Casino and Spa (“Borgata”) in August 2016 and the MGM National Harbor opening in December 2016. Casino revenues increased 6% on a same-store basis compared to the prior year quarter. Same-store table games revenue increased 11% due primarily to an 8% increase in table games drop and higher year-over-year table games hold. Same-store slots revenue increased 2%.

The following table shows key gaming statistics for the Company’s Las Vegas Strip resorts:

Three Months Ended September 30,	2017	2016
	(Dollars in millions)
Table Games Drop	$1,003	$897
Table Games Win %	26.8%	25.0%
Slot Handle	$3,211	$3,169
Slot Hold %	8.7%	8.7%

Domestic resorts rooms revenue increased 7% compared to the prior year quarter. On a same-store basis, rooms revenue increased 3% compared to the prior year quarter. Las Vegas Strip REVPAR increased 4.2% compared to the prior year quarter.

The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three Months Ended September 30,	2017	2016
Occupancy %	95%	97%
Average Daily Rate (ADR)	$164	$155
Revenue per Available Room (REVPAR)	$156	$150

“The successful execution of our operating strategies continues to provide company-wide margin expansion and allows us to optimize our cash flow,” added Mr. Murren.

Operating income at the Company’s domestic resorts was $546 million for the third quarter of 2017 compared to $301 million in the prior year quarter and benefited from increases in both casino and non-casino revenues. Operating income in the prior year quarter included $139 million of NV Energy exit expense associated with the Company’s strategic decision to exit the fully bundled sales system of NV Energy and $8 million in real estate transfer taxes recorded in connection with the Borgata transaction.

Domestic resorts Adjusted Property EBITDA increased 25% to $714 million in the third quarter of 2017 and was positively impacted by a full quarter of operations at Borgata and $37 million of Adjusted Property EBITDA from MGM National Harbor. Same-store Adjusted Property EBITDA increased 12% compared to the prior year quarter.

Mr. Murren continued, “As a result of the October 1st incident, our business in Las Vegas will be impacted in the near term primarily due to a short-lived uptick in cancellations and a temporary suspension of marketing efforts. Since restarting such efforts, our booking pace has largely rebounded to normal levels. We are also making significant progress on the transformation of Monte Carlo to Park MGM, and as expected, will continue to experience disruption at the property. As a result, in the fourth quarter, we expect our Las Vegas Strip revenues to decrease by a low to mid-single digit percentage, with non-hotel elements partially offsetting a 5%-7% REVPAR decline. Accordingly, we anticipate our fourth quarter Las Vegas Strip Adjusted Property EBITDA margins to decrease by roughly 100 basis points.”

Mr. Murren concluded, “We are encouraged by the current trajectory of our business, supported by the strength of our forward convention bookings, our entertainment and sports calendar, and the conclusion of our high returning capital investment projects next year. We remain confident in the stability of our business and the enduring power of the Las Vegas brand.”

MGM China

Key third quarter results for MGM China include:

•	Net revenues of $471 million, a 6% decrease compared to the prior year quarter;
•	Net revenues increased 5% when compared to $449 million in the second quarter of 2017;
•

Main floor table games revenue decreased 11% compared to the prior year quarter due to a 3% decrease in volume and a decrease in hold percentage to 18.4% in the current year quarter from 20.1% in the prior year quarter;

•

VIP table games revenue decreased 3% compared to the prior year quarter due to a 6% decrease in turnover, partially offset by an increase in hold percentage to 3.3% in the current year quarter from 3.0% in the prior year quarter;

•	Operating income was $35 million compared to $84 million in the prior year quarter;
•

Adjusted EBITDA decreased 21% to $118 million compared to $150 million in the prior year quarter, including $8 million of license fee expense in the current year quarter and $9 million in the prior year quarter;

•	Adjusted EBITDA increased 2% when compared to $116 million in the second quarter of 2017, including $8 million of license fee expense in the second quarter of 2017; and
•	Operating margin was 7.4% in the current year quarter, and Adjusted EBITDA margin was 25.1% compared to 30.0% in the prior year quarter.

MGM China paid an interim dividend of $56 million in September 2017. The Company received $32 million representing its 56% share of the dividend.

Unconsolidated Affiliates

The following table summarizes information related to the Company’s share of income from unconsolidated affiliates:

Three Months Ended September 30,	2017	2016
	(In thousands)
CityCenter	$34,584	$12,382
Borgata (through July 31, 2016)	—	14,243
Other	3,117	5,952
	$37,701	$32,577

The Company’s share of CityCenter Holdings, LLC (“CityCenter”) operating results for the third quarter of 2017, including certain basis difference adjustments, was $35 million. In the prior year quarter, CityCenter’s operating results included $13 million related to our share of CityCenter’s NV Energy exit expense.

Key third quarter results for CityCenter include the following (see schedules accompanying this release for further detail on CityCenter’s third quarter results):

•	Net revenues from resort operations were $322 million, a 5% increase compared to the prior year quarter, due primarily to an increase in casino revenues and rooms revenues;
•	Operating income from resort operations was $52 million compared to operating income of $8 million in the prior year quarter, which included $26 million of NV Energy exit expense;
•	Adjusted EBITDA from resort operations was $108 million, a 17% increase compared to the prior year quarter;
•	Aria’s table games volume increased 5% and table games hold percentage was 23.5% compared to 25.4% in the prior year quarter;
•	Aria’s slots revenue increased 3% compared to the prior year quarter;
•	REVPAR at Aria increased 8% to $239, compared to the prior year quarter; and
•	REVPAR at Vdara increased 4% to $195, compared to the prior year quarter, and Adjusted EBITDA increased 9% compared to the prior year quarter to $11 million.

On August 1, 2016 the Company completed the acquisition of Boyd Gaming Corporation’s interest in Borgata, at which time the entity operating Borgata became a consolidated subsidiary of the Company and the real estate assets associated with Borgata were contributed to MGM Growth Properties LLC (“MGP”). Prior to the acquisition, the Company held a 50% interest in Borgata, which was accounted for under the equity method.

MGM Growth Properties

During the third quarter of 2017, the Company made rent payments to MGP in the amount of $165 million and received distributions of $73 million from MGM Growth Properties Operating Partnership LP (the “Operating Partnership”). On September 15, 2017, MGP’s Board of Directors approved a quarterly dividend of $0.3950 per Class A share totaling $28 million, which was paid on October 13, 2017 to holders of record on September 29, 2017. The Company concurrently received a $73 million distribution attributable to its ownership of Operating Partnership units.

On September 11, 2017, MGP closed its public offering of 13,225,000 Class A shares, including 1,725,000 shares sold pursuant to the underwriters exercise in full of their over-allotment option, at a public offering price of $30.60 per share for net proceeds of $387.5 million, and on September 21, 2017, the Operating Partnership completed the issuance of $350 million in aggregate principal amount of 4.50% senior notes due 2028. The net proceeds of the offerings were used to pay MGM Resorts a portion of the $1,187.5 billion purchase price for the long-term leasehold interest and real property improvements related to the MGM National Harbor casino resort, including the refinancing of $425 million of indebtedness assumed by a subsidiary of MGP in connection with the transaction. The MGM National Harbor transaction closed on October 5, 2017. Following the MGM National Harbor transaction, MGM Resorts and certain of its subsidiaries collectively own 73.4% of the Operating Partnership units.

MGM Resorts Dividend and Share Repurchases

On November 7, 2017, the Company’s Board of Directors approved a quarterly dividend of $0.11 per share totaling $62 million, which will be paid on December 15, 2017 to holders of record on December 11, 2017.

On September 5, 2017, MGM Resorts announced the adoption of a $1.0 billion stock repurchase program and has repurchased 10 million shares of its common stock at $32.75 per share for a total aggregate amount of $327.5 million under such program to date. All shares repurchased under the Company’s program have been retired.

Financial Position

The Company’s cash balance at September 30, 2017 was $2.0 billion, which included $336 million at MGM China and $1.1billion at MGP. At September 30, 2017, the Company had $13.6 billion of principal amount of indebtedness outstanding, including $541 million outstanding under its $1.5 billion senior secured credit facility, $2.1 billion outstanding under the $2.7 billion MGP Operating Partnership senior credit facility, $2.3 billion outstanding under the $3.0 billion MGM China credit facility, and $478 million outstanding under the $525 million MGM National Harbor credit facility, which was repaid on October 5, 2017 in connection with the closing of the MGM National Harbor transaction.

“We continue to take steps to strengthen our operations and enhance our financial position,” said Dan D'Arrigo, Executive Vice President and Chief Financial Officer of MGM Resorts. “To date this year, we have reduced our consolidated net leverage and have returned over $500 million to our shareholders in the form of dividends and share repurchases. Given our strong balance sheet and cash flow potential, we are confident in our ability to continue maximizing shareholder value in the future.”

Conference Call Details

MGM Resorts will host a conference call at 11:00 a.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through http://mgmresorts.investorroom.com/webcasts or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 6575075. A replay of the call will be available through Wednesday, November 15, 2017. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 10112169. The call will be archived at www.mgmresorts.com. In addition, MGM Resorts will post supplemental slides today on its website at www.mgmresorts.investorroom.com for reference during the earnings call.

1REVPAR is hotel revenue per available room.

2“Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, NV Energy exit expense, gain on Borgata transaction, goodwill impairment charges, and property transactions, net. “Adjusted Property EBITDA” is Adjusted EBITDA before corporate expense and stock compensation expense related to the MGM Resorts and MGP stock compensation plans, which are not allocated to each property. MGM China recognizes stock compensation expense related to its stock compensation plan which is included in the calculation of Adjusted EBITDA for MGM China. “Same-store Adjusted Property EBITDA” is Adjusted Property EBITDA related to operating resorts which were consolidated by the Company for both the entire current and prior year periods presented. Adjusted EBITDA information is presented solely as a supplemental disclosure to reported GAAP measures because management believes these measures are 1) widely used measures of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.

Management believes that while items excluded from Adjusted EBITDA, Adjusted Property EBITDA, and Same-store Adjusted Property EBITDA may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, management believes excluded items may not relate specifically to current operating trends or be indicative of future results. For example, preopening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period.

In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Therefore, management uses Adjusted Property EBITDA and Same-store Adjusted Property EBITDA as the primary measure of the Company’s operating resorts’ performance.

Adjusted EBITDA, Adjusted Property EBITDA and Same-store Adjusted Property EBITDA should not be construed as alternatives to operating income or net income, as indicators of our performance; or as alternatives to cash flows from operating activities, as measures of liquidity; or as any other measure determined in accordance with generally accepted accounting principles. We have significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA, Adjusted Property EBITDA or Same-store Adjusted Property EBITDA. Also, other companies in the gaming and hospitality industries that report Adjusted EBITDA, Adjusted Property EBITDA or Same-store Adjusted Property EBITDA information may calculate Adjusted EBITDA, Adjusted Property EBITDA or Same-store Adjusted Property EBITDA in a different manner.

Reconciliations of GAAP net income (loss) to Adjusted EBITDA and GAAP operating income (loss) to Adjusted Property EBITDA and Same-store Adjusted Property EBITDA are included in the financial schedules in this release.

The Company does not provide reconciliations of Adjusted EBITDA, Adjusted Property EBITDA or Same-store Adjusted Property EBITDA to net income on a forward-looking basis because the Company is unable to forecast the amount or significance of certain items required to develop meaningful comparable GAAP financial measures without unreasonable efforts. These items include gains or losses on sale or consolidation transactions, accelerated depreciation, impairment charges, gains or losses on retirement of debt and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from the Company’s calculations of Adjusted EBITDA, Adjusted Property EBITDA and Same-store Adjusted Property EBITDA.

*     *      *

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is an S&P 500® global entertainment company with national and international locations featuring best-in-class hotels and casinos, state-of-the-art meetings and conference spaces, incredible live and theatrical entertainment experiences, and an extensive array of restaurant, nightlife and retail offerings. MGM Resorts creates immersive, iconic experiences through its suite of Las Vegas-inspired brands. The MGM Resorts portfolio encompasses 27 unique hotel offerings including some of the most recognizable resort brands in the industry. The company is expanding throughout the U.S. and around the world, developing MGM Springfield in Massachusetts and MGM COTAI in Macau, and debuting the first international Bellagio branded hotel in Shanghai. The 77,000 global employees of MGM Resorts are proud of their company for being recognized as one of FORTUNE® Magazine's World's Most Admired Companies®. For more information visit us at www.mgmresorts.com.

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company's public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the Company’s expectations regarding future results and the Company’s financial outlook (including REVPAR and other guidance), the payment of any future cash dividends on the Company’s common stock, the Company’s ability to generate future cash flow growth and maximize shareholder value and the Company’s ability to execute its strategic plan and improve its financial flexibility. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGM RESORTS CONTACTS:

Investment Community	News Media
CATHERINE PARK	DEBRA DESHONG
Executive Director of Investor Relations	Senior Vice President of Global Corporate Communications and Industry Affairs
(702) 693-8711 or cpark@mgmresorts.com	(202) 855-8046 or ddeshong@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
Revenues:
Casino	$1,543,693	$1,307,827	$4,454,145	$3,569,587
Rooms	564,476	530,331	1,669,213	1,518,721
Food and beverage	481,656	448,666	1,392,671	1,238,537
Entertainment	149,536	140,151	418,244	380,330
Retail	59,141	52,724	163,947	150,629
Other	162,318	148,470	464,260	400,115
Reimbursed costs	102,380	99,316	301,888	301,160
	3,063,200	2,727,485	8,864,368	7,559,079
Less: Promotional allowances	(236,460)	(212,370)	(687,712)	(564,776)
	2,826,740	2,515,115	8,176,656	6,994,303
Expenses:
Casino	822,103	696,329	2,389,957	1,957,203
Rooms	157,293	148,317	464,864	435,311
Food and beverage	269,170	252,108	780,510	712,856
Entertainment	118,234	108,464	326,791	299,579
Retail	28,129	27,105	78,515	73,191
Other	95,971	93,880	281,859	260,901
Reimbursed costs	102,380	99,316	301,888	301,160
General and administrative	402,134	371,950	1,145,432	1,001,900
Corporate expense	88,506	87,782	241,087	240,833
NV Energy exit expense	—	139,335	(40,629)	139,335
Preopening and start-up expenses	29,349	31,660	65,508	78,444
Property transactions, net	7,711	(1,268)	22,650	4,717
Gain on Borgata transaction	—	(429,778)	—	(429,778)
Depreciation and amortization	249,600	209,737	744,123	616,475
	2,370,580	1,834,937	6,802,555	5,692,127
Income from unconsolidated affiliates	37,701	32,577	117,987	495,588
Operating income	493,861	712,755	1,492,088	1,797,764

Non-operating income (expense):
Interest expense, net of amounts capitalized	(163,287)	(168,048)	(511,404)	(533,069)
Non-operating items from unconsolidated affiliates	(8,825)	(11,132)	(26,302)	(45,229)
Other, net	(30,138)	(17,310)	(31,706)	(67,715)
	(202,250)	(196,490)	(569,412)	(646,013)
Income before income taxes	291,611	516,265	922,676	1,151,751
Benefit (provision) for income taxes	(115,115)	44,995	(251,551)	15,205
Net income	176,496	561,260	671,125	1,166,956
Less: Net income attributable to noncontrolling interests	(27,381)	(25,641)	(104,552)	(90,185)
Net income attributable to MGM Resorts International	$149,115	$535,619	$566,573	$1,076,771
Per share of common stock:
Basic:
Net income attributable to MGM Resorts International	$0.26	$0.94	$0.99	$1.90
Weighted average shares outstanding	573,527	568,125	574,262	566,220
Diluted:
Net income attributable to MGM Resorts International	$0.26	$0.93	$0.97	$1.88
Weighted average shares outstanding	580,676	573,812	580,941	571,350

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$1,986,688	$1,446,581
Accounts receivable, net	515,423	542,924
Inventories	101,242	97,733
Prepaid expenses and other	191,183	142,349
Total current assets	2,794,536	2,229,587

Property and equipment, net	19,134,748	18,425,023

Other assets:
Investments in and advances to unconsolidated affiliates	1,007,584	1,220,443
Goodwill	1,807,009	1,817,119
Other intangible assets, net	3,924,566	4,087,706
Other long-term assets, net	433,447	393,423
Total other assets	7,172,606	7,518,691
	$29,101,890	$28,173,301

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$242,604	$250,477
Construction payable	238,086	270,361
Income tax payable	6,013	10,654
Current portion of long-term debt	466,375	8,375
Accrued interest on long-term debt	121,650	159,028
Other accrued liabilities	1,661,032	1,594,526
Total current liabilities	2,735,760	2,293,421

Deferred income taxes, net	2,668,864	2,551,228
Long-term debt, net	13,026,927	12,979,220
Other long-term obligations	286,262	325,981
Redeemable noncontrolling interest	59,337	54,139
Stockholders' equity:
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 565,493,891 and 574,123,706 shares	5,655	5,741
Capital in excess of par value	5,390,071	5,653,575
Retained earnings	922,657	545,811
Accumulated other comprehensive income (loss)	(9,840)	15,053
Total MGM Resorts International stockholders' equity	6,308,543	6,220,180
Noncontrolling interests	4,016,197	3,749,132
Total stockholders' equity	10,324,740	9,969,312
	$29,101,890	$28,173,301

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
Bellagio	$375,464	$342,952	$1,029,440	$1,005,503
MGM Grand Las Vegas	305,214	290,783	871,029	859,469
Mandalay Bay	267,782	266,943	766,110	735,104
The Mirage	159,777	151,622	479,728	449,258
Luxor	109,927	104,152	313,127	292,168
New York-New York	91,350	85,291	270,018	249,718
Excalibur	87,138	81,205	248,911	233,946
Monte Carlo	57,434	72,569	195,285	213,497
Circus Circus Las Vegas	74,818	69,514	195,641	187,706
MGM Grand Detroit	140,041	142,704	426,948	424,031
Beau Rivage	98,055	97,971	281,625	286,796
Gold Strike Tunica	44,481	41,942	129,492	124,166
Borgata (1)	244,078	151,006	654,586	151,006
MGM National Harbor	179,606	—	530,553	—
Domestic resorts	2,235,165	1,898,654	6,392,493	5,212,368
MGM China	470,775	499,822	1,421,892	1,420,802
Management and other operations	120,800	116,639	362,271	361,133
	$2,826,740	$2,515,115	$8,176,656	$6,994,303

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - ADJUSTED PROPERTY EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
Bellagio	$157,031	$126,790	$397,091	$360,979
MGM Grand Las Vegas	85,847	82,760	253,571	261,143
Mandalay Bay	83,967	79,296	230,356	200,621
The Mirage	46,247	38,066	146,716	112,244
Luxor	36,930	29,685	102,645	81,130
New York-New York	35,752	30,274	102,888	91,655
Excalibur	33,076	27,076	90,527	75,907
Monte Carlo	9,420	18,764	48,658	61,884
Circus Circus Las Vegas	25,543	19,770	57,740	46,235
MGM Grand Detroit	42,312	44,024	132,329	127,856
Beau Rivage	27,400	25,292	68,992	76,127
Gold Strike Tunica	13,762	12,282	41,749	38,312
Borgata (1)	78,853	36,099	239,195	36,099
MGM National Harbor	37,449	—	106,569	—
Domestic resorts	713,589	570,178	2,019,026	1,570,192
MGM China	118,237	149,868	377,539	383,187
Unconsolidated resorts (2)	37,701	32,577	117,987	495,588
Management and other operations	4,365	1,301	24,378	9,788
	$873,892	$753,924	$2,538,930	$2,458,755

(1) Represents net revenues and Adjusted Property EBITDA of Borgata for the period from August 1, 2016 (the first day of the Company's full ownership) through September 30, 2016.

(2) Represents the Company's share of operating income (loss), adjusted for the effect of certain basis differences. Includes the Company's share of Borgata results for the one and seven months ended July 31, 2016.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended September 30, 2017

	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$131,413	$—	$—	$722	$24,896	$157,031
MGM Grand Las Vegas	68,117	—	(1)	393	17,338	85,847
Mandalay Bay	62,325	—	—	271	21,371	83,967
The Mirage	36,018	—	—	96	10,133	46,247
Luxor	27,249	—	—	308	9,373	36,930
New York-New York	29,043	—	(154)	122	6,741	35,752
Excalibur	28,395	—	—	161	4,520	33,076
Monte Carlo	(5,792)	—	1,855	4,013	9,344	9,420
Circus Circus Las Vegas	21,276	—	2	30	4,235	25,543
MGM Grand Detroit	36,704	—	—	—	5,608	42,312
Beau Rivage	20,719	—	—	355	6,326	27,400
Gold Strike Tunica	11,494	—	—	—	2,268	13,762
Borgata	61,289	—	153	91	17,320	78,853
MGM National Harbor	17,811	—	24	—	19,614	37,449
Domestic resorts	546,061	—	1,879	6,562	159,087	713,589
MGM China	34,855	—	22,030	876	60,476	118,237
Unconsolidated resorts (1)	37,701	—	—	—	—	37,701
Management and other operations	1,952	—	—	—	2,413	4,365
	620,569	—	23,909	7,438	221,976	873,892
Stock compensation	(12,099)	—	—	—	—	(12,099)
Corporate	(114,609)	—	5,440	273	27,624	(81,272)
	$493,861	$—	$29,349	$7,711	$249,600	$780,521

Three Months Ended September 30, 2016

	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net and gain on Borgata	Depreciation and amortization	Adjusted EBITDA
Bellagio	$81,805	$23,815	$—	$(150)	$21,320	$126,790
MGM Grand Las Vegas	39,251	25,365	—	623	17,521	82,760
Mandalay Bay	26,641	29,123	223	797	22,512	79,296
The Mirage	14,438	13,813	—	16	9,799	38,066
Luxor	8,827	11,594	181	151	8,932	29,685
New York-New York	17,983	7,439	105	79	4,668	30,274
Excalibur	13,366	9,083	—	618	4,009	27,076
Monte Carlo	3,937	8,409	363	54	6,001	18,764
Circus Circus Las Vegas	4,923	10,694	—	104	4,049	19,770
MGM Grand Detroit	38,183	—	—	—	5,841	44,024
Beau Rivage	18,822	—	—	3	6,467	25,292
Gold Strike Tunica	9,788	—	—	10	2,484	12,282
Borgata (2)	22,830	—	51	79	13,139	36,099
Domestic resorts	300,794	139,335	923	2,384	126,742	570,178
MGM China	84,304	—	8,298	(1,148)	58,414	149,868
Unconsolidated resorts (1) (3)	32,496	—	81	—	—	32,577
Management and other operations	(324)	—	—	—	1,625	1,301
	417,270	139,335	9,302	1,236	186,781	753,924
Stock compensation	(11,123)	—	—	—	—	(11,123)
Corporate	306,608	—	22,358	(432,282)	22,956	(80,360)
	$712,755	$139,335	$31,660	$(431,046)	$209,737	$662,441

(1) Represents the Company's share of operating income (loss), adjusted for the effect of certain basis differences.
(2) Represents operating results of Borgata for the period from August 1, 2016 (the first day of the Company's full ownership) through September 30, 2016.
(3) Includes the Company's share of Borgata results for the one month ended July 31, 2016.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Nine Months Ended September 30, 2017

	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$334,175	$(6,970)	$—	$845	$69,041	$397,091
MGM Grand Las Vegas	206,395	(7,424)	6	1,237	53,357	253,571
Mandalay Bay	168,070	(8,524)	—	261	70,549	230,356
The Mirage	121,273	(4,043)	—	213	29,273	146,716
Luxor	76,151	(3,394)	—	1,472	28,416	102,645
New York-New York	82,488	(2,025)	(162)	305	22,282	102,888
Excalibur	79,457	(2,658)	—	419	13,309	90,527
Monte Carlo	943	(2,461)	2,904	14,003	33,269	48,658
Circus Circus Las Vegas	47,258	(3,130)	452	765	12,395	57,740
MGM Grand Detroit	115,248	—	—	—	17,081	132,329
Beau Rivage	50,317	—	—	360	18,315	68,992
Gold Strike Tunica	34,890	—	—	(22)	6,881	41,749
Borgata	180,266	—	1,430	1,311	56,188	239,195
MGM National Harbor	46,410	—	251	—	59,908	106,569
Domestic resorts	1,543,341	(40,629)	4,881	21,169	490,264	2,019,026
MGM China	151,084	—	45,188	1,208	180,059	377,539
Unconsolidated resorts (1)	117,987	—	—	—	—	117,987
Management and other operations	18,373	—	—	—	6,005	24,378
	1,830,785	(40,629)	50,069	22,377	676,328	2,538,930
Stock compensation	(37,508)	—	—	—	—	(37,508)
Corporate	(301,189)	—	15,439	273	67,795	(217,682)
	$1,492,088	$(40,629)	$65,508	$22,650	$744,123	$2,283,740

Nine Months Ended September 30, 2016

	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net and gain on Borgata	Depreciation and amortization	Adjusted EBITDA
Bellagio	$271,058	$23,815	$—	$(89)	$66,195	$360,979
MGM Grand Las Vegas	180,806	25,365	—	1,123	53,849	261,143
Mandalay Bay	102,125	29,123	252	1,955	67,166	200,621
The Mirage	68,564	13,813	—	(397)	30,264	112,244
Luxor	39,873	11,594	1,625	524	27,514	81,130
New York-New York	68,476	7,439	477	179	15,084	91,655
Excalibur	51,076	9,083	—	3,587	12,161	75,907
Monte Carlo	30,208	8,409	508	206	22,553	61,884
Circus Circus Las Vegas	23,211	10,694	—	234	12,096	46,235
MGM Grand Detroit	110,029	—	—	—	17,827	127,856
Beau Rivage	56,472	—	—	(59)	19,714	76,127
Gold Strike Tunica	30,892	—	—	103	7,317	38,312
Borgata(2)	22,830	—	51	79	13,139	36,099
Domestic resorts	1,055,620	139,335	2,913	7,445	364,879	1,570,192
MGM China	183,209	—	20,746	123	179,109	383,187
Unconsolidated resorts (1) (3)	492,420	—	3,168	—	—	495,588
Management and other operations	3,261	—	1,150	—	5,377	9,788
	1,734,510	139,335	27,977	7,568	549,365	2,458,755
Stock compensation	(31,432)	—	—	—	—	(31,432)
Corporate	94,686	—	50,467	(432,629)	67,110	(220,366)
	$1,797,764	$139,335	$78,444	$(425,061)	$616,475	$2,206,957

(1) Represents the Company's share of operating income (loss), adjusted for the effect of certain basis differences.
(2) Represents operating results of Borgata for the period from August 1, 2016 (the first day of the Company's full ownership) through September 30, 2016.
(3) Includes the Company's share of Borgata results for the seven months ended July 31, 2016.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO MGM RESORTS INTERNATIONAL TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
Net income attributable to MGM Resorts International	$149,115	$535,619	$566,573	$1,076,771
Plus: Net income attributable to noncontrolling interests	27,381	25,641	104,552	90,185
Net income	176,496	561,260	671,125	1,166,956
Provision (benefit) for income taxes	115,115	(44,995)	251,551	(15,205)
Income before income taxes	291,611	516,265	922,676	1,151,751

Non-operating (income) expense:
Interest expense, net of amounts capitalized	163,287	168,048	511,404	533,069
Other, net	38,963	28,442	58,008	112,944
	202,250	196,490	569,412	646,013

Operating income	493,861	712,755	1,492,088	1,797,764
NV Energy exit expense	—	139,335	(40,629)	139,335
Preopening and start-up expenses	29,349	31,660	65,508	78,444
Property transactions, net	7,711	(1,268)	22,650	4,717
Gain on Borgata transaction	—	(429,778)	—	(429,778)
Depreciation and amortization	249,600	209,737	744,123	616,475
Adjusted EBITDA	$780,521	$662,441	$2,283,740	$2,206,957

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF DOMESTIC RESORTS ADJUSTED PROPERTY EBITDA TO DOMESTIC RESORTS SAME-STORE ADJUSTED PROPERTY EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
Domestic resorts Adjusted Property EBITDA	$713,589	$570,178	$2,019,026	$1,570,192
Adjusted Property EBITDA related to Borgata	(78,853)	(36,099)	(239,195)	(36,099)
Adjusted Property EBITDA related to MGM National Harbor	(37,449)	—	(106,569)	—
Domestic resorts same-store Adjusted Property EBITDA	$597,287	$534,079	$1,673,262	$1,534,093

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - HOTEL STATISTICS - LAS VEGAS STRIP

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
Bellagio
Occupancy %	96.1%	96.7%	94.5%	94.4%
Average daily rate (ADR)	$276	$267	$284	$274
Revenue per available room (REVPAR)	$266	$258	$268	$259
MGM Grand Las Vegas
Occupancy %	95.6%	97.6%	93.6%	94.4%
ADR	$187	$176	$192	$182
REVPAR	$179	$171	$180	$172
Mandalay Bay
Occupancy %	94.2%	95.6%	93.1%	93.4%
ADR	$213	$207	$221	$213
REVPAR	$201	$198	$206	$199
The Mirage
Occupancy %	97.7%	97.9%	95.4%	95.9%
ADR	$169	$161	$178	$171
REVPAR	$165	$157	$170	$164
Luxor
Occupancy %	96.3%	98.5%	95.2%	96.8%
ADR	$120	$112	$120	$111
REVPAR	$116	$110	$114	$107
New York-New York
Occupancy %	97.3%	99.4%	96.6%	98.3%
ADR	$150	$137	$149	$138
REVPAR	$146	$136	$144	$136
Excalibur
Occupancy %	96.2%	96.6%	94.1%	95.1%
ADR	$105	$98	$104	$96
REVPAR	$101	$95	$98	$91
Monte Carlo
Occupancy %	93.1%	98.4%	94.4%	97.7%
ADR	$128	$125	$127	$125
REVPAR	$119	$123	$120	$122
Circus Circus Las Vegas
Occupancy %	93.3%	91.4%	86.5%	85.0%
ADR	$89	$81	$86	$79
REVPAR	$83	$74	$75	$67

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
Aria	$272,857	$261,052	$814,814	$756,577
Vdara	32,264	30,918	95,475	90,552
Mandarin Oriental	17,150	16,002	51,738	49,221
Resort operations	322,271	307,972	962,027	896,350
Other	—	495	—	2,644
	$322,271	$308,467	$962,027	$898,994

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
Net income (loss)	$35,138	$(7,876)	$117,420	$329,440
Less: Income from discontinued operations	—	521	—	(399,514)
Income (loss) from continuing operations	35,138	(7,355)	117,420	(70,074)

Non-operating (income) expense:
Interest expense, net of amounts capitalized	16,381	14,518	44,207	46,522
Other, net	(410)	64	3,295	3,217
	15,971	14,582	47,502	49,739

Operating income (loss)	51,109	7,227	164,922	(20,335)
NV Energy exit expense	—	26,089	(8,250)	26,089
Property transactions, net	937	73	1,163	(1,939)
Depreciation and amortization	55,419	58,790	165,436	256,486
Adjusted EBITDA	$107,465	$92,179	$323,271	$260,301

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended September 30, 2017

	Operating income (loss)	NV Energy exit expense	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$49,531	$—	$780	$45,428	$95,739
Vdara	3,750	—	157	6,859	10,766
Mandarin Oriental	(1,201)	—	—	3,132	1,931
Resort operations	52,080	—	937	55,419	108,436
Other	(971)	—	—	—	(971)
	$51,109	$—	$937	$55,419	$107,465

Three Months Ended September 30, 2016

	Operating income (loss)	NV Energy exit expense	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$9,604	$23,320	$(3)	$48,698	$81,619
Vdara	1,189	1,676	76	6,957	9,898
Mandarin Oriental	(3,083)	1,093	—	3,135	1,145
Resort operations	7,710	26,089	73	58,790	92,662
Other	(483)	—	—	—	(483)
	$7,227	$26,089	$73	$58,790	$92,179

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Nine Months Ended September 30, 2017

	Operating income (loss)	NV Energy exit expense	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$160,548	$(8,250)	$1,005	$135,468	$288,771
Vdara	10,862	—	158	20,632	31,652
Mandarin Oriental	(3,306)	—	—	9,336	6,030
Resort operations	168,104	(8,250)	1,163	165,436	326,453
Other	(3,182)	—	—	—	(3,182)
	$164,922	$(8,250)	$1,163	$165,436	$323,271

Nine Months Ended September 30, 2016

	Operating income (loss)	NV Energy exit expense	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(17,955)	$23,320	$(475)	$226,287	$231,177
Vdara	4,649	1,676	(253)	20,865	26,937
Mandarin Oriental	(6,067)	1,093	—	9,334	4,360
Resort operations	(19,373)	26,089	(728)	256,486	262,474
Other	(962)	—	(1,211)	—	(2,173)
	$(20,335)	$26,089	$(1,939)	$256,486	$260,301

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - HOTEL STATISTICS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
Aria
Occupancy %	93.1%	95.5%	92.9%	93.2%
ADR	$257	$231	$260	$243
REVPAR	$239	$221	$242	$226
Vdara
Occupancy %	91.9%	95.1%	90.9%	92.6%
ADR	$213	$197	$215	$202
REVPAR	$195	$187	$195	$187